EXHIBIT 10.1

THE CHEESECAKE FACTORY INCORPORATED

AMENDED AND RESTATED ANNUAL PERFORMANCE INCENTIVE PLAN

MARCH 11, 2002

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I. STATEMENT OF PURPOSE

        The purposes of the Plan are to:

        (a) challenge management to make decisions and to take actions to advance the Company to meet its goals;

        (b) retain and motivate management; and

        (c) focus management’s attention on setting and achieving clearly defined and attainable corporate and business unit performance objectives.

II. DEFINITIONS

        The following terms, when used herein, shall have the meanings indicated in this Section unless different meanings are clearly required by the context of the Plan.

        2.1    Award: “Award” means any award granted to a Participant under the terms of this Plan.

        2.2    Board: “Board” means the Board of Directors of the Company.

        2.3    Committee: “Committee” means the Compensation Committee of the Board.

        2.4    Company: “Company” means The Cheesecake Factory Incorporated, a Delaware corporation, and any related or successor organization that adopts this Plan.

        2.5    Discretionary Achievement Bonus: “Discretionary Achievement Bonus” means a stated percent (not to exceed 100%) of each Participant’s base salary.

        2.6    Effective Date: “Effective Date” means the date this Plan is approved by the Board.

        2.7    Fiscal Year: “Fiscal Year” means the annual fiscal accounting period adopted by the Company for tax purposes.

        2.8    Participant: “Participant” means any employee who has become a Participant in the Plan under Section III.

        2.9    Performance Incentive Target: “Performance Incentive Target” has the meaning set forth in Section 4.1.

        2.10    Plan: “Plan” means The Cheesecake Factory Incorporated Annual Performance Incentive Plan, as described herein, and all subsequent amendments thereto.

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        2.11    Target Bonus: “Target Bonus” means a stated percent of each Participant’s base salary, as determined by the Committee. A “Target Bonus” shall be equal to an amount in a range of 15% to 50% of a Participant’s base salary.

III. PARTICIPATION

        3.1    Eligibility: The Committee, in its sole discretion, shall designate each year those employees of the Company who shall be eligible to receive an Award under the Plan for that Plan year. Eligible employees shall include executive officers, officers and restaurant managers of the Company or any of its subsidiaries.

        3.2    Participation: Each eligible employee shall become a Participant in the Plan on the date he is designated by the Committee. The Participant shall remain a Participant until the Participant’s employment with the Company is terminated or until the end of the Plan year, whichever occurs first. In the case of Section 4.2 a Participant may be designated following a Fiscal Year for purposes of an Award for performance during the immediately preceding Fiscal Year.

IV. INCENTIVE AWARDS

        4.1    Performance Incentive Targets and Awards: Each Fiscal Year, financial Performance Incentive Targets shall be established for the Company and business units. “Performance Incentive Targets” shall mean targets based on net income, return on assets, return on equity, growth in earnings or other appropriate measures. After the close of each Fiscal Year, the Committee shall determine the amount of the Award, if any, to be paid to each Participant who was employed by the Company on the last day of the Fiscal Year attributable to a Performance Incentive Target. Such determination shall be based on the Company’s and business unit’s financial results relative to the established Performance Incentive Targets and the Participant’s Target Bonus. The amount of the Award shall range from 0% to 150% of a Participant’s Target Bonus.

        4.2    Discretionary Achievement Award: After the completion of each Fiscal Year upon recommendation of the Chief Executive Officer, the Committee may award a Discretionary Achievement Bonus to a Participant who achieves individual goals and performance levels established for the Participant, or who has significantly contributed to the achievement of Company performance goals and objectives established for the Company by the Committee, at the beginning of the Fiscal Year.

        4.3    Form and Timing of Awards: Each Award shall be paid to the Participant in cash, upon approval by the Committee, as soon as practicable after the close of the Fiscal Year.

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        4.4    Limitation. Awards shall be awarded in a manner that will not reduce the maximum deduction available to the Company for payments to any Participant in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules and regulations promulgated thereunder.

V. ADMINISTRATION

        The Plan shall be administered by the Chief Executive Officer and the Chief Financial Officer under the direction of the Committee.

VI. MISCELLANEOUS

        6.1    Amendment or Termination of Plan: The Plan may be amended or terminated in whole or in part by the Committee in its sole discretion, but no such action shall adversely affect or alter any right or obligation existing prior to such amendment or termination.

        6.2    Assignability: No Participant shall have the right to pledge, assign or otherwise dispose of any unpaid portion of any Award.

        6.3    Expenses: Except as otherwise provided under the provisions of the Plan, all costs and expenses in connection with the administration of the Plan shall be paid by the Company.

        6.4    Gender: The masculine pronoun wherever used includes the feminine pronoun.

        6.5    Governing Legal Entity:The Plan shall be construed, administered and enforced according to the laws of the United States and the laws of the State of California to the extent the latter are not preempted by the former.

        6.6    No Guarantee of Employment: Nothing in this Plan shall be construed as giving any employee of the Company or any subsidiary an agreement or understanding, express or implied, that the Company or any subsidiary shall continue to employ any individual, whether or not a Participant in the Plan.

        6.7    No Right to Award: No Participant shall have any right to any Award hereunder until such Award has been paid to such Participant.

        6.8    Payment of Taxes: The Company shall have the right to withhold from any payment to a Participant under this Plan, in cash, all federal, state, city or other taxes as shall be required pursuant to any statute or governmental regulations or ruling. In connection with such withholding, the Company may make any arrangement consistent with this Plan as it may deem appropriate.

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        6.9    Section Headings: The headings of this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

        6.10    Severability: In the event any provision of this Plan shall be considered illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.

        6.11    Term of Plan: The Plan shall be effective for the Fiscal Year commencing on January 1, 1993 and ending December 31, 1993, and continued on a year-to-year basis, at the sole discretion of the Committee.

VII. EXECUTION OF PLAN

        The Cheesecake Factory Incorporated hereby adopts The Cheesecake Factory Incorporated Amended and Restated Annual Performance Incentive Plan described in this Plan document dated March 11, 2002.

        IN WITNESS WHEREOF, the Company has hereunder caused its name to be signed by its duly authorized officers this 11th day of March 2002.

THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation By: /s/ David Overton —————————————— David Overton Chairman of the Board, Chief Executive Officer, President

By: /s/ Debby Zurzolo —————————————— Debby Zurzolo Secretary

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